Exhibit 4.2

NORFOLK SOUTHERN CORPORATION

as Issuer

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee
______________

THIRD SUPPLEMENTAL INDENTURE

Dated as of September 14, 2011

to

INDENTURE

Dated as of June 1, 2009
______________

6% Senior Notes due 2111

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Definitions	3

ARTICLE II

Additional Notes

SECTION 2.01. Designation and Authorization	4
SECTION 2.02. Form of the Additional Notes.	4
SECTION 2.03. Denomination of the Additional Notes.	4
SECTION 2.04. Transfer and Exchange.	4
SECTION 2.05. Legend.	6

ARTICLE III

Amendment to Base Indenture

SECTION 3.01. Amendment to Base Indenture.	7

ARTICLE IV

Amendment to Second Supplemental Indenture

SECTION 4.01. Amendment to Second Supplemental Indenture.	8

ARTICLE V

Miscellaneous

SECTION 5.01. Application of Third Supplemental Indenture.	8
SECTION 5.02. Effective Date of Third Supplemental Indenture.	9
SECTION 5.03. Counterparts.	9
SECTION 5.04. Trustee Not Responsible for Recitals.	9
SECTION 5.05. Governing Law.	9
SECTION 5.06. U.S.A. Patriot Act.	9

Exhibit A	-	Form of Additional Note
Exhibit B	-	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note Prior to the Expiration of the Distribution Compliance Period

i

Exhibit C	-	Form of Transfer Certificate for Transfer from Rule 144A Global Note to Regulation S Global Note After the Expiration of the Distribution Compliance Period
Exhibit D	-	Form of Transfer Certificate for Transfer from Regulation S Global Note to Rule 144A Global Note Prior to the Expiration of the Distribution Compliance Period

ii

THIRD SUPPLEMENTAL INDENTURE dated as of September 14, 2011 (the “Third Supplemental Indenture”), by and between Norfolk Southern Corporation, a Virginia corporation, as issuer (the “Company”), and U.S. Bank Trust National Association, as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of June 1, 2009, to the Trustee (the “Base Indenture,” as amended by the Second Supplemental Indenture (as defined below) and as hereby further supplemented and amended by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt securities to be issued in one or more series;

WHEREAS, pursuant to Sections 2.01 and 9.01 of the Base Indenture, the execution and delivery of the Second Supplemental Indenture dated as of May 23, 2011 between the Company and the Trustee (the “Second Supplemental Indenture”) established and authorized the issuance of the Company’s 6% Senior Notes due 2111, a new series of debt securities initially limited to an aggregate principal amount of $400,000,000 (the “2111 Series”);

WHEREAS, on May 23, 2011 the Company issued $400,000,000 aggregate principal amount of debt securities of the 2111 Series (the “Prior Notes”);

WHEREAS, Sections 2.01 and 9.01 of the Base Indenture provide that a supplemental indenture may be entered into without the consent of the holders of any debt securities issued by the Company pursuant to the Base Indenture (the “Securities”) by the Company and the Trustee for the purpose of issuing additional Securities of a series previously authorized;

WHEREAS, Section 2.01 of the Second Supplemental Indenture contemplates the reopening of the 2111 Series;

WHEREAS, the Company desires to reopen the 2111 Series and has requested the Trustee to join it in the execution and delivery of this Third Supplemental Indenture in connection with the issuance by the Company of an additional $4,492,000 principal amount of Securities of the 2111 Series (the “Additional Notes,” and, together with the “Prior Notes,” the “Notes”), the form and substance of such Additional Notes and the terms, provisions and conditions thereof being identical, except to the extent set forth herein, to the form, substance, terms, provisions and conditions of the Prior Notes, as provided in the Base Indenture and the Second Supplemental Indenture, and the Additional Notes shall be deemed to be part of the 2111 Series;

WHEREAS, the Company desires to amend the Base Indenture and the Second Supplemental Indenture pursuant to Section 9.01(1) of the Base Indenture, which provides that the Company may amend the Base Indenture or the Securities of any series, without notice to or consent of the holders of any Securities, to cure any ambiguity, omission, defect or inconsistency;

WHEREAS, the issuance of the Additional Notes has been authorized by a Board Resolution and the Board of Directors has authorized the proper officers of the Company to execute and deliver any and all appropriate documents necessary or appropriate to effect such issuance, including without limitation, this Third Supplemental Indenture;

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and to make Additional Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the acceptance of the Additional Notes by the Holders thereof and other valuable consideration receipt of which is hereby acknowledged by the Company, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Additional Notes and the terms, provisions and conditions thereof, the Company covenants and agrees, with the Trustee for the benefit of the Holders of the Additional Notes, as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definitions. Unless the context otherwise requires, capitalized terms used but not defined herein or in the recitals above have the respective meanings set forth in the Base Indenture. The following additional terms are hereby established for purposes of this Third Supplemental Indenture and shall have the meaning set forth in this Third Supplemental Indenture only for purposes of this Third Supplemental Indenture.

“Additional Notes” has the meaning set forth in the recitals above.

“Distribution Compliance Period” means the 40-day “distribution compliance period” (within the meaning of Rule 902(f) of Regulation S), with respect to the Regulation S Global Notes.

“DTC” means The Depository Trust Company.

 “Global Notes” means the Rule 144A Global Notes and Regulation S Global Notes collectively.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 23 and November 23 of each year, commencing November 23, 2011.

“Notes” has the meaning set forth in the recitals above.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” means one or more global certificates in definitive, fully registered form without interest coupons, representing Additional Notes initially issued in reliance on Regulation S, and with the global notes legend and restricted notes legend set forth in Exhibit A hereto, which global certificates shall be deposited on behalf of the holders of the Additional Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” means one or more global certificates in definitive, fully registered form without interest coupons, representing Additional Notes initially issued to Qualified Institutional Buyers (as defined in Rule 144A), and with the global notes legend and restricted notes legend set forth in Exhibit A hereto, which global certificates shall be deposited on behalf of the holders of the Additional Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of DTC or a nominee of DTC.

The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The rules of construction set forth in Section 1.04 of the Base Indenture shall apply to this Third Supplemental Indenture.

ARTICLE II

Additional Notes

SECTION 2.01.  Designation and Authorization. The issuance of the Additional Notes is hereby authorized, and such Additional Notes shall be registered in the names of such Persons as shall be set forth in any written order of the Company for the authentication and delivery of Additional Notes pursuant to Section 2.03 of the Base Indenture. The Additional Notes and the Prior Notes shall constitute a single series of Securities under the Base Indenture; accordingly, the authorized aggregate principal amount of Outstanding Securities of the 2111 Series is hereby limited to $404,492,000 (unless the 2111 Series is further “reopened” pursuant to Sections 2.01 and 9.01 of the Base Indenture to authorize the issuance of additional Securities of the 2111 Series), and the terms and provisions of the Second Supplemental Indenture are hereby incorporated by reference into this Third Supplemental Indenture and shall apply equally to the Additional Notes and the Prior Notes, other than the issue date of the Additional Notes. In addition, the transfer restrictions set forth in Section 2.04 hereof shall initially apply to the Additional Notes.

SECTION 2.02.  Form of the Additional Notes. The Additional Notes shall be issued in the form of one or more Global Notes in substantially the form set forth in Exhibit A hereto.

SECTION 2.03.  Denomination of the Additional Notes. The Company shall issue the Additional Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

SECTION 2.04.  Transfer and Exchange. For purposes of this Third Supplemental Indenture only, where Additional Notes (other than Global Notes except as set forth in the Base Indenture) are presented to the Registrar or a co-registrar with a request to register a transfer or exchange of such Additional Notes, the Registrar shall register the transfer or make the exchange as requested; provided, however, that if such Additional Notes bear a restricted notes legend, the Registrar shall only register such transfer or make such exchange if such Additional Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (1), (2), (3), (4) or (5) below, and are accompanied by the following additional information and documents, as applicable:

(1) if such Additional Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2) if such Additional Notes are being transferred to the Company or any of its Wholly Owned Subsidiaries (except in connection with a Registered

Exchange Offer (as defined below)), a certification to that effect (in the form set forth on the reverse of the Additional Note); or

(3) if such Additional Notes are being transferred inside the United States to a person the Holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) acquiring for its own account or for the account of one or more qualified institutional buyers to whom notice is given that such transfer is being made in reliance on Rule 144A, a certification by each of the transferor and the transferee in the form set forth on the reverse of the Additional Note; or

(4) if such Additional Notes are being transferred outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act, a certification to that effect (in the form set forth on the reverse of the Additional Note); or

(5) if such Additional Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse of the Additional Note) and (ii) if the Company so requests, as provided in the form set forth on the reverse of the Additional Note, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the restricted notes legend set forth in Exhibit A hereto.

With respect to transfers and exchanges of beneficial interests in Global Notes:

(a) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the following provisions and the procedures of the Depositary therefor.  A transferor of a beneficial interest in Global Notes shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account at the Depositary to be credited with a beneficial interest in a Global Note, and such account shall be credited in accordance with such instructions with a beneficial interest in the applicable Global Note, and the participant account related to the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(b) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(c) If the proposed transfer is a transfer of a beneficial interest in a Rule 144A Global Note to a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar (1) a certificate substantially in the form of Exhibit B hereto if such transfer occurs prior to the expiration of the Distribution Compliance Period and (2) a certificate substantially in the form of Exhibit C hereto if such transfer occurs after the expiration of the Distribution Compliance Period.

(d) In the event that a Global Note is exchanged for definitive Additional Notes that bear a restricted notes legend, such Additional Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 (including the certification requirements set forth on the reverse of the Additional Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(e) If the proposed transfer is a transfer of a beneficial interest in a Regulation S Global Note to a beneficial interest in a Rule 144A Global Note and such transfer occurs prior to the expiration of the Distribution Compliance Period, the transferor of such beneficial interest shall deliver to the Registrar a certificate substantially in the form of Exhibit D hereto.

DTC, as Holder of the Global Notes, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a Holder is entitled to give or take under the Base Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture.

SECTION 2.05.  Legend. Except as permitted by this Section 2.05, each certificate evidencing Additional Notes shall bear a legend substantially in the form of the restricted notes legend set forth in Exhibit A hereto. After a transfer of any Additional Notes during the period of the effectiveness of a shelf registration statement with respect to such Additional Notes, all requirements pertaining to restricted notes legends on such Additional Notes will cease to apply, and an Additional Note in global form without restricted notes legends will be available to the transferee of the beneficial interests of such Additional Notes. Upon the consummation of an offer by the Company pursuant to a registration statement to exchange the Additional Notes (a “Registered Exchange Offer”) for a like aggregate principal amount of Securities of the 2111 Series which are not subject to restrictions on transfer and restricted notes legends, Additional Notes without the restricted notes legends will be available to Holders or beneficial owners that exchange such Additional Notes (or beneficial interests therein) in such Registered Exchange Offer.  Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Additional Notes without restricted notes legends.

ARTICLE III

Amendment to Base Indenture

SECTION 3.01.  Amendment to Base Indenture. The following Sections of the Base Indenture are hereby amended as follows:

(a) Section 6.02(a) of the Base Indenture is hereby amended as follows.

(1) the words “at the time Outstanding” appearing in such Section are deleted and replaced with the words “of any series.”

(2) the words “of such series” are added immediately following (A) the phrase “Outstanding Securities” appearing in such Section, (B) the first and third references to “Securities” appearing in the first parenthetical of such Section and (C) the word “Securities” first following the first parenthetical in such Section.

(b) Section 6.02(b) of the Base Indenture is hereby amended as follows.

(1) the words “of any series” are added immediately following the word “Securities” first appearing in such section.

(2) the words “of such series” are added immediately following the phrase “Outstanding Securities” appearing in such section prior to clause (1).

(3) the words “of such series” are added immediately following the word “Securities” in each instance in which such word appears in clauses (1)(A), (1)(B) and 1(C) of such Section and the word “such” appearing in clause 1(C) of such Section is replaced with “the”.

(4) the words “of such series” are added immediately following the word “Securities” in each instance in which such word appears in clause (2) of such section and the word “the” is added immediately prior to the word “Securities” last appearing in clause (2) of such section.

(5) the words “with respect to the Securities of such series” are added immediately following the phrase “Event of Default” appearing in the last sentence of such Section.

(c) Section 6.04 of the Base Indenture is hereby amended as follows:

(1) the words “Securities then” appearing in such section are deleted and the words “Securities of any series” are added immediately following the word “Outstanding” appearing in such Section.

(2) the words “with respect to the Securities of such series” are added immediately following the word “Default” first appearing in such Section.

(3) the words “of such series” are added at the end of clause (ii) appearing in such section immediately following the word “Securities.”

(d) Section 6.05 of the Base Indenture is hereby amended as follows:

(1) the words “of any series” are added immediately following the word “Securities” first appearing in such section.

(2) the words “of such series” are added immediately following the word “Securities” last appearing in such section.

(e) Section 6.06 of the Base Indenture is hereby amended as follows:

(1) the words “of any series” are added immediately following the word “Security” first appearing in clause (a) of such section and the words “of such series” are added immediately following the word “Securities” first appearing in clause (a) of such section.

(2) the words “of such series” are added immediately following the word “Securities” appearing in clause (a)(2) of such section.

(3) the words “of such series” are added immediately following the word “Securities” appearing in clause (a)(3) of such section.

(f) The amendments to the Base Indenture provided for in this Section 3.01 shall apply to all series of Securities heretofore or hereafter established under the Base Indenture.

ARTICLE IV

Amendment to Second Supplemental Indenture

SECTION 4.01.  Amendment to Second Supplemental Indenture. Article III of the Second Supplemental Indenture is hereby amended to add the following provision as a new Section 3.06:

Legal Holidays. If any Interest Payment Date, redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or the Stated Maturity, as the case may be.

ARTICLE V

Miscellaneous

SECTION 5.01.  Application of Third Supplemental Indenture.Other than in the case of Article III (which shall apply with respect to each series of Securities heretofore or hereafter established under the Base Indenture) and Article IV (which shall apply with respect to the Securities of the 2111 Series (including the Notes)), or as otherwise expressly provided herein, each and every term and condition contained in this Third Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Additional Notes established hereby and not to any other series of Securities established under the Base Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with, this Third Supplemental Indenture, each of the Base Indenture and the Second Supplemental Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 5.02.  Effective Date of Third Supplemental Indenture. The Third Supplemental Indenture shall be effective upon the execution and delivery hereof of each of the parties hereto.

SECTION 5.03.  Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original of the Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 5.04.  Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 5.05.  Governing Law. This Third Supplemental Indenture and the Additional Notes shall be construed in accordance with and governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law.

SECTION 5.06.  U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Third Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

NORFOLK SOUTHERN CORPORATION,

By	/s/ Marta R. Stewart
	Name:	Marta R. Stewart
	Title:	Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By	/s/ Patrick J. Crowley
	Name:	Patrick J. Crowley
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]

Exhibit A

[FORM OF FACE OF ADDITIONAL NOTE]

[Global Notes Legend]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.02 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES FOR THE BENEFIT OF NORFOLK SOUTHERN CORPORATION THAT IT WILL NOT OFFER, SELL PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND

ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO NORFOLK SOUTHERN CORPORATION OR ANY WHOLLY-OWNED SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES, SO LONG AS THE NEW NOTES REMAIN ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IT REASONABLY BELIEVES IS A QIB ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE OTHER QIBS  IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT SUCH RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Regulation “S” Legend]

THE FOREGOING PARAGRAPH SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THIS NOTE WAS FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THIS NOTE (THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD”). UNTIL THE EXPIRATION OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OR THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME. THE FOREGOING LEGEND SHALL NOT APPLY FOLLOWING THE EXPIRATION OF SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD.

[Definitive Notes Legend]

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[FORM OF FACE OF ADDITIONAL NOTE]

No.______	[Up to]$_________

6% Senior Note due 2111

CUSIP No. ___________

NORFOLK SOUTHERN CORPORATION, a Virginia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [of $_______________ ______________________] [as set forth on the Schedule of Increases or Decreases annexed hereto] on May 23, 2111.

Interest Payment Dates: May 23 and November 23, commencing on November 23, 2011.

Record Dates: May 9 and November 9.

Additional provisions of this Global Note are set forth on the other side of this Global Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NORFOLK SOUTHERN CORPORATION,

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF
       AUTHENTICATION

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee, certifies that this is one of the Global Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF ADDITIONAL NOTE]

6% Senior Note due 2111

1.	Interest

(a)  NORFOLK SOUTHERN CORPORATION, a Virginia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Company will pay interest semiannually on May 23 and November 23 of each year, commencing November 23, 2011.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 23, 2011.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate per annum borne by the Notes, and it shall pay interest on overdue installments of interest at the rate per annum borne by the Notes to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 9 or November 9 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary.  The Company will make all payments in respect of a Definitive Note (including principal and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank Trust National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture

The Company issued the Notes under a Base Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture, dated as of May 23, 2011 and as further supplemented and amended by the Third Supplemental Indenture, dated as of September 14, 2011 (together the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined in the Notes have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are unsubordinated, unsecured obligations of the Company.  This Note is one of the Notes referred to in the Indenture.  The Notes include the Prior Notes, the Additional Notes and an unlimited aggregate principal amount of additional Securities of the 2111 Series that may be issued under the Indenture.  The Prior Notes and the Additional Notes are, and any such additional Securities will be, treated as a single class of Securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens, to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

5.	Optional Redemption

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued and unpaid interest thereon to the date of redemption.

“Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining

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term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such Notes.

“Independent Investment Banker” means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing in the United States appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

 “Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York (a “Primary Treasury Dealer”) or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

6.	Sinking Fund

The Notes are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to

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transfer or exchange any Notes for a period of 15 days prior to the mailing of a notice of redemption of Notes to be redeemed or 15 days before an Interest Payment Date.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.	Discharge

Subject to certain conditions, the Company at any time may terminate its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.	Amendment, Waiver

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, to execute supplemental indentures for the purpose of adding any provisions to the Indenture or of modifying in any manner the rights of the Holders of the Note; provided, however, that no such supplemental indenture shall (i) reduce the amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver; or (ii) reduce the rate of or extend the time for payment of interest on any Notes of such series; or (iii) reduce the principal of or extend the fixed maturity of any Notes of such series; (iv) reduce the portion of the principal amount of an OID Note of such series payable upon acceleration of its maturity; or (v) make any Note of such series payable in money other than that stated in such Note.  The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Notes affected thereby, on behalf of all of the Holders of the Notes, to waive compliance by the Company with any provision of the Indenture or the Notes of such series affected, provided that such waiver shall not affect the above provisions (i) – (v).

13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, subject to certain limitations, may declare all the Notes to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

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Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

16.	Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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19.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1)(i) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	□	to the Company or any of its Wholly Owned Subsidiaries; or

(2)	□	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	□
inside the United States to a person the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) acquiring for its own account or for the account of one or more qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	□	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5)	□
pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box  (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is acquiring this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	NOTICE:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________.  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RULE 144A GLOBAL NOTE
 TO REGULATION S GLOBAL NOTE
PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust National Association,

     as Registrar

100 Wall Street, Suite 1600
New York, New York 10005

United States of America
Attention:  Global Corporate Trust

Re:	U.S.$[●] 6% Senior Notes due 2111 of
Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture dated as of May 23, 2011, and as further supplemented and amended by the Third Supplemental Indenture dated as of September 14, 2011 (together, the “Indenture”), in each case between Norfolk Southern Corporation (the “Company”), as issuer, and U.S. Bank Trust National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$____________ principal amount of the Company’s 6% Senior Notes due 2111 (the “Notes”) which are evidenced by a Rule 144A Global Note (CUSIP No. 655844 BF4) and held with the Depositary by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Regulation S Global Note, which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby further certify that:

(1)       the offer of the Notes was not made to a Person in the United States;

(2)       either:

(A)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

 (3)        no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

 (4)        the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

 (5)        upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear Bank S.A./N.V. or Clearstream Banking, societe anonyme or both.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By
Name:
Title:

Dated:  ______________

cc:       Norfolk Southern Corporation

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RULE 144A GLOBAL NOTE
 TO REGULATION S GLOBAL NOTE
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust National Association,

     as Registrar

100 Wall Street, Suite 1600
New York, New York 10005

United States of America
Attention:  Global Corporate Trust

Re:	U.S.$[●] 6% Senior Notes due 2111 of
Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture dated as of May 23, 2011, and as further supplemented and amended by the Third Supplemental Indenture dated as of September 14, 2011 (together, the “Indenture”), in each case between Norfolk Southern Corporation (the “Company”), as issuer, and U.S. Bank Trust National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$____________ principal amount of Company’s 6% Senior Notes due 2111 (the “Notes”) which are evidenced by a Rule 144A Global Note (CUSIP No. 655844 BF4) and held with the Depositary by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Regulation S Global Note, which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the United States Securities Act of 1933, as amended (the “Securities Act”), or (ii) Rule 144 under the Securities Act, and accordingly the Transferor does hereby further certify that:

(1)        if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A)           the offer of the Notes was not made to a Person in the United States;

(B)           either:

    (i)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

    (ii)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(C)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2)        if the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.  Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By
Name:
Title:

Dated:  ______________

cc:           Norfolk Southern Corporation

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE
PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank Trust National Association,

     as Registrar

100 Wall Street, Suite 1600
New York, New York 10005

United States of America
Attention: Global Corporate Trust

Re:	U.S.$[●] 6% Senior Notes due 2111 of
Norfolk Southern Corporation

Reference is hereby made to the Indenture, dated as of June 1, 2009, as supplemented by the Second Supplemental Indenture dated as of May 23, 2011, and as further supplemented and amended by the Third Supplemental Indenture dated as of September 14, 2011 (together, the “Indenture”), in each case between Norfolk Southern Corporation (the “Company”), as issuer, and U.S. Bank Trust National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$____________ principal amount of the Company’s 6% Senior Notes due 2111 (the “Notes”) which are evidenced by one or more Regulation S Global Dollar Notes (CUSIP No. U65584 AC5) and held with the Depositary through [Euroclear Bank S.A./N.V.]  [Clearstream Banking, societe anonyme] by or on behalf of [insert name of transferor] as beneficial owner (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in the Notes to a Person that will take delivery thereof in the form of an equal principal amount of Notes evidenced by a Rule 144A Global Note, which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that

(1)        such transfer is being effected in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

(2)        the Notes are being transferred in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”) to a transferee that the transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act; and

(3)        it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By
Name:
Title:

Dated:  ______________

cc:           Norfolk Southern Corporation

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